UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  July 7, 2022
Kalera Public Limited Company
(Exact name of registrant as specified in its charter)

Republic of Ireland	001-41439	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Kalera Public Limited Company
10 Earlsfort Terrace
Dublin 2, D02 T380, Ireland
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code:  + 353 01 920 1000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.0001 par value	KAL	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one Ordinary Share for $11.50 per share	KALWW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
Securities Purchase Agreement
On July 7, 2022 (the “Signing Date”), Kalera Public Limited Company, a public limited company incorporated under the laws of the Republic of Ireland with registered number 606356 (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Armistice Capital Master Fund Ltd. (the “Purchaser”). Under the Securities Purchase Agreement, the Company agreed to issue and sell, and the Purchaser agreed to purchase, up to an aggregate of $10,000,000 of ordinary shares of the Company (“Ordinary Shares”) at a purchase price of $4.00 per share, as well as warrants of the Company, exercisable for one Ordinary Share each (the “Private Warrants”). Pursuant to the Securities Purchase Agreement, 2,300,000 Ordinary Shares, 200,000 Pre-Funded Warrants, 2,500,000 Series A Warrants and 2,500,000 Series B Warrants were issued to the Purchaser (the “Private Placement”) on July 11, 2022 (the “Closing Date”). The Pre-Funded Warrants are immediately exercisable and will expire when exercised in full (the “Pre-Funded Warrants”). The Series A Warrants will be exercisable six months from the Closing Date at an exercise price of $4.41 per share and will expire two (2) years from the Closing Date (the “Series A Warrants”). The Series B Warrants will be exercisable six months from the Closing Date at an exercise price of $4.41 per share and will expire five and a half (5.5) years from the Closing Date. The Securities Purchase Agreement is governed by the laws of the State of New York. The above description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 1 hereto and incorporated herein by reference.
Registration Rights Agreement
In connection with the Private Placement, on the Signing Date, the Company and the Purchaser entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to, within fifteen (15) calendar days of the Signing Date, file with the Securities and Exchange Commission a registration statement in order to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), the Ordinary Shares issued, and the Ordinary Shares issuable upon exercise of the Private Warrants, pursuant to the Securities Purchase Agreement. The Company has agreed to pay certain fees and expenses relating to registrations pursuant to this Registration Rights Agreement. The above description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 2 hereto and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities
In connection with the Private Placement and pursuant to the Securities Purchase Agreement, on the Closing Date, the Company issued and sold to the Purchaser, and the Purchaser purchased, 2,300,000 Ordinary Shares, 200,000 Pre-Funded Warrants, 2,500,000 Series A Warrants and 2,500,000 Series B Warrants. The Pre-Funded Warrants are immediately exercisable and will expire when exercised in full. The Series A Warrants will be exercisable six (6) months from the Closing Date at an exercise price of $4.41 per share and will expire two (2) years from the Closing Date. The Series B Warrants will be exercisable six (6) months from the Closing Date at an exercise price of $4.41 per share and will expire five and a half (5.5) years from the Closing Date.
The aggregate proceeds received by the Company after deduction of commissions, fees and expenses were $9,249,981.
In reliance on the representations and warranties of the Purchaser and the Company included in Section 3.2 of the Securities Purchase Agreement, a copy of which is attached as Exhibit 2 hereto and incorporated herein by reference, the offer and sale of the Ordinary Shares and the Private Warrants was effected as a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.
Item 7.01. Regulation FD Disclosure.
The Company announces material information to the public through a variety of means, including filings with the SEC, press releases, public conference calls, the Company’s website (https://www.kalera.com/), and its investor relations website (https://investors.kalera.com/). The Company uses these channels, as well as social media, including its LinkedIn account (https://www.linkedin.com/company/kalera) to communicate with investors and the public news and developments about the Company and other matters. Therefore, the Company encourages investors, the media, and others interested in the Company to review the information it makes public in these locations, as such information could be deemed to be material information.

Item 9.01. Exhibits.
(1)Exhibits

Exhibit No.	Description
1	Securities Purchase Agreement between Kalera plc and Armistice Capital Master Fund Ltd., dated July 7, 2022
2	Registration Rights Agreement between Kalera plc and Armistice Capital Master Fund Ltd., dated July 7, 2022

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALERA PUBLIC LIMITED COMPANY

By:		/s/ Fernando Cornejo
	Name:	Fernando Cornejo
	Title:	Chief Financial Officer
Dated:  July 13, 2022
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